UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2023

DESKTOP METAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38835	83-2044042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 3rd Avenue

Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(978) 224-1244

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	DM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2023, the named executive officers of Desktop Metal, Inc. (the “Company”), Ric Fulop, the Company’s Chief Executive Officer, Jason Cole, the Company’s Chief Financial Officer, Jonah Myerberg, the Company’s Chief Technology Officer, and Thomas Nogueira, the Company’s Chief Operating Officer, became participants in the Company’s Severance and Change of Control Plan (the “Severance and Change of Control Plan”), on terms authorized by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) in December 2022 and ratified and approved by the Compensation Committee on May 15, 2023.

The Severance and Change of Control Plan provides that if the employment of an officer designated as a “c-suite executive” is terminated by the Company without cause, or if an officer designated as a “c-suite executive” resigns for good reason, the officer will be eligible to receive: (i) continued payment of the officer’s base salary for a period of nine months; and (ii) COBRA premiums for a period of nine months.

The Severance and Change of Control Plan provides that if the employment of an officer designated as a “c-suite executive” employment is terminated by the Company without cause, or if an officer designated as a “c-suite executive” resigns for good reason, within 12 months following a change of control, the officer will be eligible to receive: (i) a lump sum payment equal to 12 months of the officer’s base salary; (ii) a lump sum payment equal to the officer’s target bonus; (iii) COBRA premiums for a period of 12 months; (iv) accelerated vesting of all time-based equity awards held by the officer; and (v) unless the award agreement provides for more favorable vesting terms, vesting of all performance-based equity awards held by the officer at the target level of performance. Any severance payments or benefits under the Severance and Change of Control Plan will be subject to a Section 280G “best net” cutback in which such payments or benefits will be reduced only to the extent it results in a better tax position for the officer.

All of the Company’s currently-serving named executive officers are considered “c-suite executives” for purposes of the Severance and Change of Control Plan. The terms of the Severance and Change of Control Plan will not apply to the special performance equity awards granted to Mr. Fulop and Mr. Myerberg in 2021 that will be earned based on achievement of stretch stock price hurdles. These special performance equity awards will vest upon the occurrence of a change of control only to the extent the stock price hurdles have been satisfied on the date of the change of control.

All payments and benefits under the Severance and Change of Control Plan are contingent upon the officer’s non-revocation of a release of claims in favor of the Company (which may contain, among other terms, non-competition obligations for a period of up to 12 months) and continued compliance with certain restrictive covenants.

The foregoing description is qualified in its entirety by the Severance and Change of Control Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Desktop Metal, Inc. Severance and Change of Control Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESKTOP METAL, INC.

Date: May 18, 2023	By:	/s/ Meg Broderick
Name: Meg Broderick
Title: General Counsel and Corporate Secretary